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                                                                    Exhibit 23.1

(HLB LOGO) CINNAMON JANG WILLOUGHBY & COMPANY

Chartered Accountants
A Partnership of Incorporated Professionals

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated March 30, 2006 accompanying the financial statements for the years ended December 31, 2004 and December 31, 2005 of Edentify, Inc. (formerly Budgethotels Network, Inc.) included in the Registration Statement Form SB-2. We hereby consent to the use of the aforementioned report in the Amended Registration Statement filed with the Securities and Exchange Commission on April 3, 2006.

                                        "Cinnamon Jang Willoughby & Company"

                                        Chartered Accountants

Burnaby, BC
April 3, 2006


     MetroTower II - Suite 900 - 4720 Kingsway, Burnaby, BC Canada V5H 4N2.
               Telephone: +1 604 435 4317. Fax: +1 604 435 4319.